Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President — Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS OPERATING RESULTS FOR FOURTH QUARTER AND FULL YEAR 2011

ALISO VIEJO, CA — February 21, 2012 — Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the fourth quarter and year ended December 31, 2011.

Full Year 2011 Operational Results (as compared to Full Year 2010) (1):

•                  Comparable Hotel RevPAR increased 7.2% to $123.91.

•                  Comparable Hotel EBITDA Margin increased by 130 basis points to 27.8%.

•                  Adjusted EBITDA increased by 33.8% to $212.5 million.

•                  Adjusted FFO available to common stockholders per diluted share increased by 52.6% to $0.87.

•                  Income available to common stockholders was $53.0 million (vs. $17.8 million in 2010).

•                  Income available to common stockholders per diluted share was $0.45 (vs. $0.18 in 2010).

Fourth Quarter 2011 Operational Results (as compared to Fourth Quarter 2010) (1):

•                  Comparable Hotel RevPAR increased 5.9% to $123.36.

•                  Comparable Hotel EBITDA Margin increased by 90 basis points to 28.7%.

•                  Adjusted EBITDA increased by 42.7% to $63.9 million.

•                  Adjusted FFO available to common stockholders per diluted share increased by 45.0% to $0.29.

•                  Income available to common stockholders was $43,000 (vs. $30.4 million in 2010).

•                  Income available to common stockholders per diluted share was zero (vs. $0.28 in 2010).

Ken Cruse, President and Chief Executive Officer, stated, “During 2011 we established a new leadership team, improved our corporate governance structure and redefined our long-term strategy around three fundamentals: enhanced hotel profitability through aggressive asset management and capital investment; disciplined growth through selective acquisitions and capital recycling; and measured improvement of our cost of capital by methodically reducing our financial leverage. We continued our focus on enhanced hotel profitability by strengthening our asset management team, which helped drive a solid 130 basis point improvement in hotel EBITDA margins on a 7.2% increase in RevPAR.  Additionally, we invested over $100 million renovating our existing portfolio, which is now well positioned to capitalize on the lodging recovery.  Our focus on disciplined growth led to the acquisition of three high-quality hotels during 2011: the 1,190-room Hilton San Diego Bayfront; the 460-room Doubletree Guest Suites Times Square; and the 496-room JW Marriott New Orleans. Finally, we focused on measured reductions in our financial leverage by refinancing our only 2011 debt maturity, partially with cash on hand, while taking steps to improve liquidity through the sale of non-core assets.  Furthermore, we improved our transparency and accountability by implementing a stockholder-friendly supplemental disclosure package.  Looking ahead, we believe the combination of positive industry fundamentals, our highly focused and experienced team, strong liquidity, and our high-quality, recently renovated portfolio represent a compelling formula for growth and the creation of shareholder value.”

(1)          Comparable Hotel RevPAR and Comparable Hotel EBITDA Margin information presented reflect the Company’s Comparable 32 Hotel Portfolio, which includes all hotels held for investment by the Company as of December 31, 2011. Comparable Hotel EBITDA Margin information excludes current and prior year real estate tax credits or charges. The Comparable 32 Hotel Portfolio also includes prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company in January 2011, the JW Marriott New Orleans acquired by the Company in February 2011, and the Hilton San Diego Bayfront acquired by the Company in April 2011, for all periods presented. The Comparable 32 Hotel Portfolio for the year ended December 31, 2010 also includes results for the Renaissance Westchester during the period it was held in receivership prior to the Company’s reacquisition of the hotel in June 2010.

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Total Revenue	$245.1	$176.9	38.6%	$834.7	$624.5	33.7%
Comparable Hotel RevPAR	$123.36	$116.52	5.9%	$123.91	$115.54	7.2%

Comparable Hotel EBITDA Margin	28.7%	27.8%	90 bps	27.8%	26.5%	130 bps

Income available to common stockholders	$0.0	$30.4		$53.0	$17.8
Income available to common stockholders per diluted share	$0.00	$0.28		$0.45	$0.18
EBITDA	$63.7	$79.8		$292.7	$227.8
Adjusted EBITDA	$63.9	$44.8		$212.5	$158.8
FFO available to common stockholders	$33.3	$55.8		$167.4	$120.9
Adjusted FFO available to common stockholders	$34.6	$21.2		$102.1	$57.5
FFO available to common stockholders per diluted share (1)	$0.28	$0.52		$1.43	$1.21
Adjusted FFO available to common stockholders per diluted share (1)	$0.29	$0.20		$0.87	$0.57

(1)          Reflects the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.30 and $0.51, respectively, for the three months ended December 31, 2011 and 2010, and $1.43 and $1.22, respectively, for the years ended December 31, 2011 and 2010. On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.31 and $0.20, respectively, for the three months ended December 31, 2011 and 2010, and $0.89 and $0.61, respectively, for the years ended December 31, 2011 and 2010.

Disclosure regarding the non-GAAP financial measures in this release is included on pages 5 and 6. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 through 13 of this release.

The Company’s actual results for the year ended December 31, 2011 compare to its 2011 guidance as follows:

Metric	FY 2011 Prior Guidance (1)	FY 2011 Actual	Performance Relative to Prior Midpoint
Comparable Hotel RevPAR	+6% - 8%	+7.2%	+0.2%
Net Income ($ millions)	$76 - $81	$81.3	+$2.8
Adjusted EBITDA ($ millions)	$204 - $209	$212.5	+$6.0
Adjusted FFO ($ millions)	$93 - $98	$102.1	+$6.6
Adjusted FFO per diluted share	$0.79 - $0.84	$0.87	+$0.06

(1)          Reflects guidance presented on 11/07/2011. The net loss included in the prior guidance has been adjusted to include gains on the sales of the Royal Palm Miami Beach and the Valley River Inn ($14.9M), gain on the remeasurement of equity interests ($69.2M), gain on the extinguishment of debt related to discontinued operations ($18.1M) and impairment loss on the Royal Palm note ($10.9M).

Balance Sheet/Liquidity Update

As of December 31, 2011, the Company had approximately $218.4 million of cash and cash equivalents, including restricted cash of $67.9 million, total assets of $3.1 billion, including $2.8 billion of net investments in hotel properties, total consolidated debt of $1.6 billion and stockholders’ equity of $1.3 billion.

On February 8, 2012, the Company repurchased $4.5 million of its 4.60% Exchangeable Senior Notes (the “Senior Notes”) for a price of $4.57 million plus accrued interest of approximately $13,000. Subsequent to the repurchase, there are $58.0 million of the Senior Notes outstanding.  The Company’s only near-term debt maturities include the $32.0 million mortgage secured by the Renaissance Long Beach and the Senior Notes, both of which are likely to be retired with a portion of the Company’s unrestricted cash balance of $150.5 million when they mature or are put to the Company in July 2012 and January 2013, respectively.

Capital Improvements

The Company invested $18.0 million in capital improvements into its portfolio during the fourth quarter of 2011, and $100.4 million during the year ended December 31, 2011. In 2011, the Company renovated 3,267 hotel rooms (25% of total rooms) and refurbished the common area, meeting space and/or restaurants at 13 hotels.

2012 Outlook

The Company is providing guidance at this time but does not undertake to make updates for any developments in its business or changes in the operating environment.  Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission.  The Company’s guidance does not take into account any future hotel acquisitions, dispositions, debt repurchases or financings during 2012.

For the first quarter of 2012, the Company expects:

Metric	Quarter Ended March 31, 2012 Guidance
Comparable Hotel RevPAR	+3% - 5%
Net Loss ($ millions)	$(19) - $(17)
Adjusted EBITDA ($ millions)	$38 - $40
Adjusted FFO ($ millions)	$9 - $11
Adjusted FFO per diluted share	$0.07 - $0.09

For the full year 2012, the Company expects:

Metric	2012 FY Guidance
Comparable Hotel RevPAR	+4% - 6%
Net Income (Loss) ($ millions)	$(4) - $8
Adjusted EBITDA ($ millions)	$223 - $235
Adjusted FFO ($ millions)	$105 - $117
Adjusted FFO per diluted share	$0.90 - $1.00

Full year 2012 guidance includes the following assumptions:

•                  Capital investment of $85 to $100 million, including the $25 million renovation of the Renaissance Washington DC.

•                  Hotel revenue renovation disruption of $3 to $5 million.

•                  Corporate overhead expense (excluding stock amortization and one-time expenses related to future acquisition closing costs) of $19 to $20 million.

•                  Interest expense of approximately $83 to $85 million, including $4 million in amortization of deferred financing fees.

•                  Preferred dividends (Series A, C, and D) of approximately $30 million.

Mr. Cruse continued, “Our leading indicators — strong group bookings, increases in negotiated account rates and higher government per-diems — imply continued growth in 2012 and beyond.  Despite well telegraphed instances of softness in certain markets such as Washington DC, we expect mid-single digit RevPAR growth, margin expansion and continued growth in Adjusted FFO per diluted share in 2012.”

Dividend Update

For income tax reporting purposes, the Company paid cash dividends of $2.50 and $1.472222 per share to its Series A and Series D cumulative redeemable preferred stockholders, respectively, and $1.965 per share to its Series C cumulative convertible redeemable preferred stockholders for the tax year ended December 31, 2011. All of the 2011 preferred dividends are taxed as ordinary income. Dividends paid to the Series A, Series C and Series D preferred stockholders satisfied the Company’s 2011 taxable distribution requirements.

On February 16, 2012, the Company’s Board of Directors declared a cash dividend of $0.50 per share payable to its Series A and Series D cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on or before April 15, 2012 to stockholders of record on March 31, 2012.  No dividend was declared on the Company’s common stock.

Subject to certain limitations, the Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income, which may be reduced through the application of net operating losses. The level of any future dividends will be determined by the Company’s Board of Directors after considering taxable income projections, expected capital requirements, risks affecting the Company’s business and in context of the Company’s leverage-reduction initiatives.  As a result, common stock dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Service guidelines.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles. The Company undertakes no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss fourth quarter and full year 2011 results on February 22, 2012, at 12:00 p.m. EST (9:00 a.m. PST). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-877-941-9205 (for domestic callers) or 1-480-629-9645 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that, as of December 31, 2011, has interests in 32 hotels comprised of 13,208 rooms.  Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Hilton, Fairmont, Hyatt and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by becoming the premier hotel owner.  Our values include transparency, trust, ethical conduct, communication and discipline.  We seek to employ a balanced, cycle-appropriate corporate strategy that encompasses the following:

•                  Proactive portfolio management;

•                  Intensive asset management;

•                  Disciplined external growth; and

•                  Measured balance sheet improvement.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of February 21, 2012, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; Adjusted EBITDA (as defined below); Funds From Operations, or FFO; Adjusted FFO (as defined below); and comparable hotel EBITDA and comparable hotel EBITDA margin.

EBITDA represents net income (loss) excluding: non-controlling interests; interest expense; provision for income taxes, including income taxes applicable to sale of assets; and depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: amortization of deferred stock compensation; the impact of any gain or loss from asset sales; impairment charges; and any other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of net income to EBITDA and Adjusted EBITDA is set forth on page 9.  Reconciliations and the components of comparable hotel EBITDA and comparable hotel EBITDA margin are set forth on pages 12 and 13. We believe comparable hotel EBITDA and comparable hotel EBITDA margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding non-controlling interests, gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs) and real estate-related impairment losses, and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes penalties, written-off deferred financing costs, non-real estate-related impairment losses and any other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties.  We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.  A reconciliation of net income to FFO and Adjusted FFO is set forth on page 9.

The revenue and expense items associated with our commercial laundry facility, BuyEfficient and other miscellaneous non-hotel items have been excluded in presenting comparable hotel EBITDA margins. Management believes the calculation of comparable hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s 32 comparable hotels. See pages 12 and 13 for reconciliations of comparable hotel EBITDA to the most comparable GAAP measure. Our 32 comparable hotels include all hotels in which the Company has interests as of December 31, 2011, plus the results of operations for the Renaissance Westchester during the period it was held in receivership prior to the Company’s reacquisition of the hotel in June 2010, as well as prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company in January 2011, the JW Marriott New Orleans acquired by the Company in February 2011, and the Hilton San Diego Bayfront acquired by the Company in April 2011.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable hotel EBITDA and comparable hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$150,533	$276,034
Restricted cash	67,898	54,954
Accounts receivable, net	32,536	17,285
Due from affiliates	6	44
Inventories	2,608	2,101
Prepaid expenses	10,272	7,808
Investment in hotel properties of discontinued operations, net	—	131,404
Investment in other real estate of discontinued operations, net	—	896
Other current assets of discontinued operations, net	—	5,128
Total current assets	263,853	495,654

Investment in hotel properties, net	2,777,826	1,902,819
Other real estate, net	11,859	11,116
Investments in unconsolidated joint ventures	—	246
Deferred financing fees, net	14,651	8,855
Interest rate cap derivative agreements	386	—
Goodwill	13,088	4,673
Other assets, net	19,577	12,743

Total assets	$3,101,240	$2,436,106

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$26,854	$20,889
Accrued payroll and employee benefits	20,863	12,674
Due to Third-Party Managers	9,227	7,573
Dividends payable	7,437	5,137
Other current liabilities	28,465	16,907
Current portion of notes payable	53,935	16,196
Note payable of discontinued operations	—	11,773
Other current liabilities of discontinued operations, net	—	21,600
Total current liabilities	146,781	112,749

Notes payable, less current portion	1,516,542	1,115,334
Interest rate swap derivative agreement	1,567	—
Other liabilities	11,056	8,724
Total liabilities	1,675,946	1,236,807

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at December 31, 2011 and 2010, liquidation preference of $24.375 per share	100,000	100,000

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized.
8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at December 31, 2011 and 2010, stated at liquidation preference of $25.00 per share	176,250	176,250
8.0% Series D Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at December 31, 2011 and zero issued and outstanding at December 31, 2010, stated at liquidation preference of $25.00 per share	115,000	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 117,265,090 shares issued and outstanding at December 31, 2011 and 116,950,504 shares issued and outstanding at December 31, 2010	1,173	1,170
Additional paid in capital	1,312,566	1,313,498
Retained earnings	110,580	29,593
Cumulative dividends	(445,396)	(418,075)
Accumulated other comprehensive loss	(4,916)	(3,137)
Total stockholders’ equity	1,265,257	1,099,299
Non-controlling interest in consolidated joint ventures	60,037	—
Total equity	1,325,294	1,099,299

Total liabilities and equity	$3,101,240	$2,436,106

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenues
Room	$164,945	$116,910	$572,289	$418,943
Food and beverage	62,043	48,159	196,524	159,365
Other operating	18,095	11,821	65,916	46,236
Total revenues	245,083	176,890	834,729	624,544
Operating expenses
Room	41,552	30,410	144,334	107,788
Food and beverage	42,406	34,088	143,120	116,856
Other operating	7,033	6,152	26,092	23,265
Advertising and promotion	12,627	9,443	41,952	32,225
Repairs and maintenance	9,896	7,914	33,766	27,161
Utilities	8,496	6,777	31,014	24,527
Franchise costs	8,439	5,596	29,115	21,474
Property tax, ground lease and insurance	17,661	9,626	63,423	40,980
Property general and administrative	28,629	21,336	98,642	74,535
Corporate overhead	4,830	7,461	25,746	21,971
Depreciation and amortization	34,888	23,110	127,945	92,374
Impairment loss	—	—	10,862	1,943
Total operating expenses	216,457	161,913	776,011	585,099
Operating income	28,626	14,977	58,718	39,445
Equity in earnings of unconsolidated joint ventures	—	80	21	555
Interest and other income	145	121	3,118	111
Interest expense	(22,236)	(16,939)	(82,965)	(70,174)
Gain on remeasurement of equity interests	—	—	69,230	—
Income (loss) from continuing operations	6,535	(1,761)	48,122	(30,063)
Income from discontinued operations	1,053	37,433	33,177	68,605
Net income	7,588	35,672	81,299	38,542
Income from consolidated joint venture attributable to non-controlling interest	(99)	—	(312)	—
Distributions to non-controlling interest	(8)	—	(30)	—
Preferred stock dividends and accretion	(7,437)	(5,137)	(27,321)	(20,652)
Undistributed income allocated to unvested restricted stock compensation	(1)	(174)	(636)	(102)
Income available to common stockholders	$43	$30,361	$53,000	$17,788

Basic per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(0.01)	$(0.07)	$0.17	$(0.51)
Income from discontinued operations	0.01	0.35	0.28	0.69
Basic income available to common stockholders per common share	$—	$0.28	$0.45	$0.18

Diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$(0.01)	$(0.07)	$0.17	$(0.51)
Income from discontinued operations	0.01	0.35	0.28	0.69
Diluted income available to common stockholders per common share	$—	$0.28	$0.45	$0.18

Weighted average common shares outstanding:
Basic	117,265	107,266	117,206	99,709
Diluted	117,265	107,266	117,206	99,709

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income	$7,588	$35,672	$81,299	$38,542
Operations held for investment:
Depreciation and amortization	34,888	23,110	127,945	92,374
Amortization of lease intangibles	1,036	55	4,007	281
Interest expense	20,414	16,057	75,995	64,813
Interest expense - default rate	—	—	—	884
Amortization of deferred financing fees	967	492	3,232	1,585
Write-off of deferred financing fees	21	—	21	1,585
Loan penalties and fees	—	137	—	311
Non-cash interest related to discount on Senior Notes	270	253	1,062	996
Non-cash interest related to loss on derivatives	564	—	2,655	—
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(99)	—	(312)	—
Depreciation and amortization	(1,416)	—	(4,014)	—
Interest expense	(557)	—	(1,562)	—
Amortization of deferred financing fees	(57)	—	(160)	—
Non-cash interest related to gain (loss) on derivative	1	—	(31)	—
Unconsolidated joint ventures:
Depreciation and amortization	—	12	3	52
Discontinued operations:
Depreciation and amortization	—	2,216	1,951	8,558
Interest expense	43	969	515	9,283
Interest expense - default rate	—	679	—	7,071
Amortization of deferred financing fees	1	47	10	453
Write-off of deferred financing fees	42	—	42	—
Loan penalties and fees	—	94	—	1,021
EBITDA	63,706	79,793	292,658	227,809

Operations held for investment:
Amortization of deferred stock compensation	575	1,537	2,745	3,942
Non-cash straightline lease expense	696	206	2,398	944
(Gain) loss on sale of assets	(10)	(1)	(83)	382
Gain on remeasurement of equity interests	—	—	(69,230)	—
Due diligence costs - abandoned project	—	21	—	959
Closing costs - completed acquisitions	31	—	3,403	—
Impairment loss	—	—	10,862	1,943
Lawsuit settlement costs	—	—	1,620	—
Costs associated with CEO severance	—	2,242	—	2,242
Non-controlling interests:
Non-cash straightline lease expense	(111)	—	(354)	—
Unconsolidated joint ventures:
Amortization of deferred stock compensation	—	11	2	32
Discontinued operations:
Gain on sale of assets	(946)	—	(14,912)	—
Impairment loss	—	—	1,495	—
Gain on extinguishment of debt	—	(39,015)	(18,145)	(86,235)
Closing costs - completed acquisition	—	22	—	6,796
	235	(34,977)	(80,199)	(68,995)

Adjusted EBITDA	$63,941	$44,816	$212,459	$158,814

Reconciliation of Net Income to FFO and Adjusted FFO

Net income	$7,588	$35,672	$81,299	$38,542
Preferred stock dividends	(7,437)	(5,137)	(27,321)	(20,652)
Operations held for investment:
Real estate depreciation and amortization	34,590	22,966	126,776	91,824
Real estate impairment loss	—	—	—	1,943
Amortization of lease intangibles	1,036	55	4,007	281
(Gain) loss on sale of assets	(10)	(1)	(83)	382
Non-controlling interests:
Income from consolidated joint venture attributable to non-controlling interest	(99)	—	(312)	—
Real estate depreciation and amortization	(1,416)	—	(4,014)	—
Discontinued operations:
Real estate depreciation and amortization	—	2,216	1,951	8,558
Gain on sale of assets	(946)	—	(14,912)	—
FFO available to common stockholders	33,306	55,771	167,391	120,878

Operations held for investment:
Interest expense - default rate	—	—	—	884
Write-off of deferred financing fees	21	—	21	1,585
Loan penalties and fees	—	137	—	311
Non-cash straightline lease expense	696	206	2,398	944
Non-cash interest related to loss on derivatives	564	—	2,655	—
Gain on remeasurement of equity interests	—	—	(69,230)	—
Due diligence costs - abandoned project	—	21	—	959
Closing costs - completed acquisitions	31	—	3,403	—
Impairment loss	—	—	10,862	—
Lawsuit settlement costs	—	—	1,620	—
Costs associated with CEO severance	—	2,242	—	2,242
Amortization of deferred stock compensation associated with CEO severance	—	1,074	—	1,074
Non-controlling interests:
Non-cash straightline lease expense	(111)	—	(354)	—
Non-cash interest related to gain (loss) on derivative	1	—	(31)	—
Discontinued operations:
Interest expense - default rate	—	679	—	7,071
Write-off of deferred financing fees	42	—	42	—
Loan penalties and fees	—	94	—	1,021
Impairment loss	—	—	1,495	—
Gain on extinguishment of debt	—	(39,015)	(18,145)	(86,235)
Closing costs - completed acquisition	—	22	—	6,796
	1,244	(34,540)	(65,264)	(63,348)

Adjusted FFO available to common stockholders	$34,550	$21,231	$102,127	$57,530

FFO available to common stockholders per diluted share	$0.28	$0.52	$1.43	$1.21

Adjusted FFO available to common stockholders per diluted share	$0.29	$0.20	$0.87	$0.57

Basic weighted average shares outstanding	117,265	107,266	117,206	99,709
Shares associated with unvested restricted stock awards	—	441	84	390
Diluted weighted average shares outstanding (1)	117,265	107,707	117,290	100,099

(1)

Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.30 and $0.51, respectively, for the three months ended December 31, 2011 and 2010, and $1.43 and $1.22, respectively, for the years ended December 31, 2011 and 2010. On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.31 and $0.20, respectively, for the three months ended December 31, 2011 and 2010, and $0.89 and $0.61, respectively, for the years ended December 31, 2011 and 2010.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Loss to Non-GAAP Financial Measures

Guidance for First Quarter 2012

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Loss to Adjusted EBITDA

	Quarter Ended
	March 31, 2012
	Low	High

Net loss	$(18,650)	$(16,650)
Depreciation and amortization	35,000	35,000
Amortization of lease intangibles	1,000	1,000
Interest expense	20,250	20,250
Amortization of deferred financing fees	1,000	1,000
Non-controlling interests	(2,500)	(2,500)
Non-cash interest related to discount on Senior Notes	275	275
Amortization of deferred stock compensation	875	875
Non-cash straightline lease expense	750	750
Adjusted EBITDA	$38,000	$40,000

Reconciliation of Net Loss to Adjusted FFO

Net loss	$(18,650)	$(16,650)
Preferred stock dividends	(7,500)	(7,500)
Real estate depreciation and amortization	34,750	34,750
Non-controlling interests	(1,750)	(1,750)
Amortization of lease intangibles	1,000	1,000
Non-cash straightline lease expense	750	750
Adjusted FFO available to common stockholders	$8,600	$10,600

Adjusted FFO available to common stockholders per diluted share	$0.07	$0.09

Diluted weighted average shares outstanding	117,800	117,800

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

Guidance for Full Year 2012

(Unaudited and in thousands except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Year Ended
	December 31, 2012
	Low	High

Net income (loss)	$(3,600)	$8,400
Depreciation and amortization	140,000	140,000
Amortization of lease intangibles	4,000	4,000
Interest expense	81,000	81,000
Amortization of deferred financing fees	4,000	4,000
Non-controlling interests	(10,000)	(10,000)
Non-cash interest related to discount on Senior Notes	1,100	1,100
Amortization of deferred stock compensation	3,500	3,500
Non-cash straightline lease expense	3,000	3,000
Adjusted EBITDA	$223,000	$235,000

Reconciliation of Net Income (Loss) to Adjusted FFO

Net income (loss)	$(3,600)	$8,400
Preferred stock dividends	(30,000)	(30,000)
Real estate depreciation and amortization	139,000	139,000
Non-controlling interests	(7,000)	(7,000)
Amortization of lease intangibles	4,000	4,000
Non-cash straightline lease expense	3,000	3,000
Adjusted FFO available to common stockholders	$105,400	$117,400

Adjusted FFO available to common stockholders per diluted share	$0.90	$1.00

Diluted weighted average shares outstanding	117,800	117,800

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010
	Actual (1)	Actual (2)	Acquired Hotels (3)	Comparable (4)
Number of Hotels	32	29	3	32
Number of Rooms	13,208	11,062	2,146	13,208

Hotel EBITDA Margin (5)	28.7%	25.9%	36.1%	28.4%
Hotel EBITDA Margin adjusted for prior year property tax credits (6)	28.7%	25.1%		27.8%

Hotel Revenues
Room revenue	$164,945	$116,910	$38,790	$155,700
Food and beverage revenue	62,043	48,159	11,202	59,361
Other operating revenue	13,374	8,633	4,400	13,033
Total Hotel Revenues	240,362	173,702	54,392	228,094

Hotel Expenses
Room expense	41,711	30,697	8,724	39,421
Food and beverage expense	42,437	34,139	7,887	42,026
Other hotel expense	60,046	42,740	13,288	56,028
General and administrative expense	27,289	21,057	4,832	25,889
Total Hotel Expenses	171,483	128,633	34,731	163,364

Hotel EBITDA	68,879	45,069	19,661	64,730
Prior year property tax credits	—	(1,429)	—	(1,429)
Hotel EBITDA adjusted for prior year property tax credits	68,879	43,640	19,661	63,301

Non-hotel operating income	1,197	740	—	740
Amortization of lease intangibles	(1,036)	(55)	(1,007)	(1,062)
Non-cash straightline lease expense	(696)	(206)	(489)	(695)
Prior year property tax credits	—	1,429	—	1,429
Corporate overhead	(4,830)	(7,461)	—	(7,461)
Depreciation and amortization	(34,888)	(23,110)	(7,261)	(30,371)
Operating Income	28,626	14,977	10,904	25,881

Equity in earnings of unconsolidated joint ventures	—	80	—	80
Interest and other income	145	121	—	121
Interest expense	(22,236)	(16,939)	(3,886)	(20,825)
Income from discontinued operations	1,053	37,433	—	37,433
Net Income	$7,588	$35,672	$7,018	$42,690

(1)	Actual represents the Company’s ownership results for the 32 hotels held for investment as of December 31, 2011.
(2)

Actual represents the Company’s ownership results for the 29 hotels held for investment as of December 31, 2010. Excludes the Royal Palm Miami Beach, which was sold in April 2011, and the Valley River Inn, which was sold in October 2011. Room count as of December 31, 2010 has been adjusted by 6 additional rooms which were added to the Courtyard by Marriott Los Angeles during the second quarter of 2011.

(3)

Acquired Hotels represents prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011. Room count as of December 31, 2010 has been adjusted by 2 additional rooms which were added to the JW Marriott New Orleans during the fourth quarter of 2011.

(4)

Comparable represents the Company’s ownership results for the 29 hotels held for investment as of December 31, 2010, plus the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

(5)	Hotel EBITDA Margin is calculated as Hotel EBITDA divided by Total Hotel Revenues.
(6)

Hotel EBITDA Margin for the three months ended December 31, 2010 includes the benefit of $1.4 million in prior year property tax credits. Without this benefit, Comparable Hotel EBITDA Margin for the three months ended December 31, 2010 would have been 27.8%, or 90 basis points lower than the three months ended December 31, 2011.

Sunstone Hotel Investors, Inc.

Comparable Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Year Ended December 31, 2011			Year Ended December 31, 2010
	Actual (1)	Acquired Hotels (2)	Comparable (3)	Actual (4)	Reacquired Hotel (5)	Acquired Hotels (2)	Comparable (6)
Number of Hotels	32		32	29		3	32
Number of Rooms	13,208		13,208	11,062		2,146	13,208

Hotel EBITDA Margin (7)	27.6%	32.3%	27.8%	25.1%	10.9%	32.4%	26.7%
Hotel EBITDA Margin adjusted for prior year property tax credits, net (8)	27.5%		27.8%	24.9%			26.5%

Hotel Revenues
Room revenue	$572,289	$24,150	$596,439	$418,943	$4,931	$132,022	$555,896
Food and beverage revenue	196,524	11,753	208,277	159,365	3,114	40,259	202,738
Other operating revenue	47,541	2,873	50,414	33,754	240	16,240	50,234
Total Hotel Revenues	816,354	38,776	855,130	612,062	8,285	188,521	808,868

Hotel Expenses
Room expense	145,137	5,926	151,063	109,140	1,417	30,733	141,290
Food and beverage expense	143,289	7,589	150,878	117,016	2,355	28,028	147,399
Other hotel expense	208,855	9,120	217,975	158,756	2,403	50,460	211,619
General and administrative expense	93,672	3,597	97,269	73,222	1,203	18,144	92,569
Total Hotel Expenses	590,953	26,232	617,185	458,134	7,378	127,365	592,877

Hotel EBITDA	225,401	12,544	237,945	153,928	907	61,156	215,991
Prior year property tax credits, net	(600)	—	(600)	(1,429)	—	—	(1,429)
Hotel EBITDA adjusted for prior year property tax credits, net	224,801	12,544	237,345	152,499	907	61,156	214,562

Non-hotel operating income	4,357	—	4,357	3,262	—	—	3,262
Amortization of lease intangibles	(4,007)	(140)	(4,147)	(281)	—	(4,028)	(4,309)
Non-cash straightline lease expense	(2,398)	(386)	(2,784)	(944)	—	(1,963)	(2,907)
Management company transition costs	(82)	—	(82)	(232)	—	—	(232)
Prior year property tax credits, net	600	—	600	1,429	—	—	1,429
Corporate overhead	(25,746)	—	(25,746)	(21,971)	—	—	(21,971)
Depreciation and amortization	(127,945)	(6,308)	(134,253)	(92,374)	(561)	(29,046)	(121,981)
Impairment loss	(10,862)	—	(10,862)	(1,943)			(1,943)
Operating Income	58,718	5,710	64,428	39,445	346	26,119	65,910

Equity in earnings of unconsolidated joint ventures	21	—	21	555	—	—	555
Interest and other income	3,118	—	3,118	111	—	—	111
Interest expense	(82,965)	(3,008)	(85,973)	(70,174)	—	(15,657)	(85,831)
Gain on remeasurement of equity interests	69,230	—	69,230	—	—	—	—
Income from discontinued operations	33,177	—	33,177	68,605	—	—	68,605
Net Income	$81,299	$2,702	$84,001	$38,542	$346	$10,462	$49,350

(1)	Actual represents the Company’s ownership results for the 32 hotels held for investment as of December 31, 2011.
(2)

Acquired Hotels represents prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011. Room count as of December 31, 2010 has been adjusted by 2 additional rooms which were added to the JW Marriott New Orleans during the fourth quarter of 2011.

(3)	Comparable represents the Company’s ownership results and prior ownership results for the 32 comparable hotels held for investment as of December 31, 2011.
(4)

Actual represents the Company’s ownership results for the 29 hotels held for investment as of December 31, 2010. Excludes the Royal Palm Miami Beach which was sold in April 2011, the Valley River Inn which was sold in October 2011, the W San Diego which was deeded back to the lender in July 2010, the Marriott Ontario Airport which was sold by the receiver in August 2010, and eight hotels included in the Mass Mutual portfolio deeded back to the lender in November 2010, which have been reclassified as discontinued operations for the year ended December 31, 2010. Room count as of December 31, 2010 has been adjusted by 6 additional rooms which were added to the Courtyard by Marriott Los Angeles during the second quarter of 2011.

(5)	Reacquired Hotel represents operating results for the Renaissance Westchester while it was held in receivership prior to the Company’s reacquisition of the hotel on June 14, 2010.
(6)

Comparable represents the Company’s ownership results for the 29 hotels held for investment as of December 31, 2010, plus the Renaissance Westchester during the period it was held in receivership prior to the Company’s reacquisition of the hotel on June 14, 2010, the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011, and the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

(7)	Hotel EBITDA Margin is calculated as Hotel EBITDA divided by Total Hotel Revenues.
(8)

Hotel EBITDA Margin for the year ended December 31, 2011 includes the additional benefit of $0.9 million due to prior year property tax refunds, net of appeal fees, less additional expense of $0.3 million due to a prior year property tax assessment. Hotel EBITDA Margin for the year ended December 31, 2010 includes the benefit of $1.4 million in prior year property tax credits. Without the benefit of these tax adjustments, 2011 Comparable Hotel EBITDA Margin would have been 27.8%, or 130 basis points higher than 2010’s Comparable Hotel EBITDA Margin of 26.5%.